Exhibit 10.25.1


                               AMENDMENT NO. 3
                                      TO
                         CURATIVE TECHNOLOGIES, INC.
                            1991 STOCK OPTION PLAN


            WHEREAS, pursuant to resolutions adopted by the Board of Directors of Curative Technologies, Inc., (the "Company") at a meeting on April 24, 1996, the Curative Technologies, Inc. 1991 Stock Option Plan (the "Option Plan") was amended to increase the number of shares of common stock of the Company subject to options thereunder to 2,456,695 shares; and

            WHEREAS, such amendment to the Option Plan is subject to the approval of the shareholders of the Company;

            NOW,  THEREFORE,   subject  to  receipt  of  such  approval  of  the
shareholders, the third sentence of Section 3 of the Option Plan is amended and restated in its entirety to read as follows:

            Subject to adjustment as provided in Section 12 hereof, the maximum number of shares with respect to which options may be granted under this Plan shall be 2,456,695, including options for shares under the prior Plan outstanding on April 8, 1991, and shares issuable under other options outstanding on April 8, 1991.


Dated as of April 24, 1996